UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 30, 2017, the stockholders of Kewaunee Scientific Corporation (the “Company”) approved the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “Plan”), as disclosed in matter 4 of Item 5.07 of this Report below. The provisions of the Plan are summarized in the Company’s proxy statement dated July 21, 2017.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b) On August 30, 2017, the Company held its 2017 Annual Meeting of Stockholders. At that meeting, the Company’s shareholders voted on the matters set forth below.

1. Each of the nominees named below was re-elected as a Class I director for a three year term as follows:

Name of Nominee	For	Withheld	Non-Votes
David M. Rausch	1,824,707	36,662	595,672
David S. Rhind	1,753,413	107,956	595,672
John D. Russell	1,785,398	75,971	595,672

2. The independent registered public accounting firm of Ernst & Young LLP was ratified as the Company’s independent auditor for fiscal year 2018 as follows:

For	Against	Abstained
2,452,701	641	3,699

3. The compensation of the Company’s named executive officers was approved on an advisory basis pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,807,355	50,121	3,893	595,672

4. The Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan was approved pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,790,114	68,064	3,191	595,672

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement dated July 21, 2017, for its Annual Meeting of Stockholders on August 30, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

Kewaunee Scientific Corporation

By:	/s/ Thomas D. Hull III
Thomas D. Hull III Vice President, Finance and Chief Financial Officer